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As filed with the Securities and Exchange Commission on October 6, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Registration Statement
Under the Securities Act of 1933

THE BANK HOLDINGS
(Exact name of Registrant as Specified in its Charter)

NEVADA (State or other jurisdiction of incorporation or organization)	90-0071778 (I.R.S. Employer Identification No.)

9990 DOUBLE R BLVD., RENO, NEVADA 89521
(Address of Principal Executive Offices)

THE BANK HOLDINGS 2002 STOCK OPTION PLAN, AS AMENDED
(Full Title of the Plan)

HAL GIOMI, CHIEF EXECUTIVE OFFICER
9990 DOUBLE R BLVD., RENO, NEVADA 89521
(Name and Address of Agent for Service)

(775) 853-8600
(Telephone Number, including Area Code, of Agent for Service)

Copy to:
Gary Steven Findley, Esq.
Gary Steven Findley & Associates
1470 North Hundley Street, Anaheim, California 92806
(714) 630-7136

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered(a)	Proposed Maximum Offering Price Per Share(b)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock ($0.01 Par Value)	310,520 Shares	$15.95	$4,952,794	$627.52

(a)
Includes 310,520 shares issuable pursuant to the Company's 2002 Stock Option Plan, as amended (the "Plan"). Pursuant to Rule 416(a) of the Securities Act of 1933 as amended (the "Act"), this registration statement shall also be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Company is increased because of certain events specified in the Plan.

(b)
Estimated pursuant to Rule 457(c) and (h) of the Act, solely for the purpose of computing the registration fee, utilizing the average of the high and low selling price of the Registrant's Common Stock on September 30, 2004, as reported on the Nasdaq Small Cap Market.

Item 3.    Incorporation of Documents by Reference

        The Bank Holdings is hereby registering 310,520 additional shares of its Common Stock for issuance under the Plan. A registration statement on Form S-8 (Registration No. 333-114717), as filed with the Security and Exchange Commission on April 22, 2004, relating to the same class of securities is currently effective and, in accordance with General Instruction E to Form S-8, the contents of that registration statement are incorporated herein by reference.

Item 8.    Exhibits

5.1	Opinion of Gary Steven Findley & Associates
23.1	Consent of Gary Steven Findley & Associates is contained in Exhibit 5.1.
23.2	Consent of McGladrey & Pullen
99.1	Amendment to The Bank Holdings 2002 Stock Option Plan

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Reno, State of Nevada, on October 4, 2004.

THE BANK HOLDINGS
By:	/s/ HAL GIOMI Hal Giomi Chairman & CEO

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ EDWARD ALLISON Edward Allison	Director	October 4, 2004
Marybel Batjer	Director
/s/ JOSEPH BOURDEAU Joseph Bourdeau	Director	October 4, 2004
Edward Coppin	Director
/s/ DAVID FUNK David Funk	Director	October 4, 2004
/s/ HAL GIOMI Hal Giomi	Chairman and CEO (Principal Executive Officer)	October 4, 2004
/s/ JESSE HAW Jesse Haw	Director	October 4, 2004
Kelvin Moss	Director
/s/ JACK BUCHOLD Jack Buchold	Principal Accounting & Financial Officer	October 4, 2004

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EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion re: Legality
23.1	Consent of Gary Steven Findley & Associates is contained in Exhibit 5.1.
23.2	Consent of McGladrey & Pullen
99.1	Amendment to The Bank Holdings 2002 Stock Option Plan

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SIGNATURES
EXHIBIT INDEX